EXHIBIT (h)(22)

WISDOMTREE TRUST
FUND OF FUNDS INVESTMENT AGREEMENT
  This Fund of Funds Investment Agreement (“Agreement”) is made as of this 19th day of January, 2022, by and between WisdomTree Trust (the “Trust”), on behalf of each of its current and future series, severally and not jointly (each, an “Acquired Fund”) and the registered investment companies (“Registrant”), on behalf of each of their current and future series, severally and not jointly, set forth on Appendix A (each an “Acquiring Fund”).
  WHEREAS, the Trust is an open-end management investment company registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (“1940 Act”);
  WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits investment by an investment company, as defined in the 1940 Act, and any company or companies controlled by such company, in any other investment company that is registered under the 1940 Act;
  WHEREAS, Section 12(d)(1)(B) of the 1940 Act limits the sale by a registered open-end investment company, any principal underwriter therefor, or any broker or dealer registered under the Securities Exchange Act of 1934 of any security issued by such registered open-end investment company, knowingly, to any other investment company;
  WHEREAS, Section 12(d)(1)(C) of the 1940 Act limits investment by an investment company, and any company or companies controlled by such investment company, in a registered closed-end investment company;
  WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”), subject to compliance with the conditions of the Rule, exempts each Acquired Fund and each Acquiring Fund from the limits of Section 12(d)(1)(A), (B) and (C) of the 1940 Act, as applicable; and
  WHEREAS, in reliance on the Rule, each Acquiring Fund may, from time to time, acquire Shares of one or more Acquired Fund in excess of the limits imposed by Section 12(d)(1)(A), (B) and (C), as applicable.
  NOW, THEREFORE, in accordance with the Rule and in consideration of the potential benefits to an Acquired Fund and an Acquiring Fund arising out of the investment by the Acquiring Funds in an Acquired Fund, the parties agree as follows:
1. Terms of Investment
  (a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i) In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with, the Acquired Fund’s registration statement, as amended from time to time, and Rule 6c-11, the Acquired Fund may honor any redemption request from the Authorized Participant acting as an intermediary to execute the Acquiring Fund’s transaction partially or wholly in-kind.
(ii) Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund. The Acquired Fund acknowledges and agrees that any information provided pursuant to the foregoing is not a commitment to purchase and constitutes an estimate that may differ materially from the amount, timing and manner in which a purchase order is submitted, if any.
  (b) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. Such fee and expense information shall be limited to that which is made publicly available by the Acquired Fund.
2. Representation and Warranties of the Acquired Funds.
(a) Pursuant to the Rule, the Acquired Funds will comply with this Agreement and the terms and conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquired Funds.
(b) The Acquired Funds will comply with its obligations under this Agreement.
(c) The Acquired Funds will promptly notify the Acquiring Funds if such Acquired Fund fails to comply with the Rule, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.
(d) Each Acquired Fund represents that it does not own as of the date of this Agreement, and it will not purchase or otherwise acquire during the term of this Agreement, the securities of an investment company or private fund as defined in the Rule (a “Private Fund”) where immediately after such purchase or acquisition, the securities of investment companies and Private Funds owned by the Acquired Fund have an aggregate value in excess of 10% of the value of the total assets of the Acquired Fund except as otherwise permitted by the Rule and guidance issued thereunder by the SEC or its Staff, or relevant SEC exemptive relief.
3. Representation and Warranties of the Acquiring Funds.

(a) Each Acquiring Fund will comply with this Agreement and the terms and conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time.
(b) The Acquiring Fund will comply with its obligations under this Agreement.
(c) The Acquiring Fund will promptly notify the Acquired Funds if such Acquiring Fund fails to comply with the Rule, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.
4. Indemnification.
(a) Each Acquiring Fund agrees to hold harmless and indemnify each Acquired Fund, including any of its principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Fund, including any of their principals, directors or trustees, officers, employees and agents, to the extent such Claims result from a violation or alleged violation by such Acquiring Fund of any provision of this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquiring Fund shall be liable for indemnifying any Acquired Fund for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquired Fund to such Acquiring Fund pursuant to terms and conditions of this Agreement.
(b) Each Acquired Fund agrees to hold harmless and indemnify an Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents, against and from any and all losses, expenses or liabilities incurred by or Claims asserted against the Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents, to the extent such Claims result from a violation or alleged violation by such Acquired Fund of any provision of this Agreement, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims; provided that no Acquired Fund shall be liable for indemnifying any Acquiring Fund for any Claims resulting from violations that occur directly as a result of incomplete or inaccurate information provided by the Acquiring Fund to such Acquired Fund pursuant to terms and conditions of this Agreement.
(c) To the greatest extent permitted by applicable law, and without limiting the generality of the foregoing, in no event will either party be liable for any indirect, special, incidental, punitive or consequential damages or any similar damages or losses resulting from any action or failure to act under this Agreement, and each party hereby irrevocably and unconditionally waives any right that it may have to claim and recover any such damages, even if it has informed the other party of the possibility or likelihood of such damages.
5. Termination; Governing Law.
(a) This Agreement shall be effective for the duration of the Acquired Fund’s and the Acquiring Fund’s reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in the Acquired Fund made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 5(b).
(b) This Agreement will continue until terminated in writing by either party upon sixty (60) days’ written notice to the other party; provided, however, that the provisions of Section 4 shall survive termination of this Agreement. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.
(c) This Agreement will be governed by Delaware law without regard to choice of law principles.
6. Notices.
All notices, including any information that either party is required to deliver to the other by the Rule or by this Agreement shall be in writing and shall be delivered by registered or overnight mail, facsimile or electronic mail to the address for each party set forth below (which may be changed from time to time upon written notice to the other party).
If to the Acquired Fund:

WisdomTree Trust
230 Park Avenue
New York, NY 10169
Attn: Fund Legal
Email: 12dNotice@wisdomtree.com
If to the Acquiring Fund:
Neuberger Berman Funds
c/o Mutual Fund Administration
1290 Avenue of the Americas
New York, NY 10104
Attn: General Counsel – Mutual Funds
Email: NB_Fund_of_Funds@nb.com
6. Miscellaneous.
(a) Assignment. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and representatives as applicable. This Agreement shall not be assignable by either party without the prior written consent of the other. Any purported assignment in violation of the immediately preceding sentence shall be void and of no effect.

(b) Amendment. With the exception of the contact information listed in Section 5, which may be changed from time to time upon notice to the other party, the parties may amend this Agreement only by a written agreement signed by both parties; provided, however that if an Acquiring Fund wishes to include one or more series in addition to those originally set forth on Schedule A, the Acquiring Fund shall notify the Acquired Fund in writing, and if the Acquired Fund agrees in writing, such series shall hereunder become an Acquiring Fund, and Schedule A shall be amended accordingly.
(c) Counterparts. This Agreement may be executed in two counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by email or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by email in Portable Document Format (PDF), facsimile, or other format mutually agreed to by the parties, shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by the party delivering it.
(d) Termination of Acquiring Fund Agreement. The parties hereby mutually agree to terminate the Acquiring Fund Agreement as of the Effective Date of this Agreement and waive any notice requirement for termination as may be set forth in such Acquiring Fund Agreement.
(e) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Funds that are involved in the matter in controversy and not to any other series of the Acquiring Funds.
(f) In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Funds that are involved in the matter in controversy and not to any other series of the Acquired Funds.
(g) Limitation of Trustee, Officer and Shareholder Liability. It is expressly agreed that the obligations of each Acquiring Fund, including its Registrant, shall not be binding upon any of the trustees, officers, agents or employees of such Registrant or upon the shareholders of any of the Acquiring Funds personally, but shall only bind the assets and property of such Registrant, as provided in its Trust Instrument. The execution and delivery of this Agreement have been authorized by the Trustees of such Registrant and this Agreement has been executed and delivered by an authorized officer of such Registrant acting as such. Neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.
Signatures appear on the following page.

IN WITNESS WHEREOF, the parties have duly executed this Acquiring Fund Investment Agreement as of the date first set forth above.
WISDOMTREE TRUST

By: /s/ Jonathan Steinberg
Name: Jonathan Steinberg
Title: President

NEUBERGER BERMAN ALTERNATIVE FUNDS
NEUBERGER BERMAN EQUITY FUNDS
NEUBERGER BERMAN INCOME FUNDS
NEUBERGER BERMAN ADVISORS MANAGEMENT TRUST
NEUBERGER BERMAN ETF TRUST
(each on behalf of their series listed on Schedule A, severally and not jointly)

By: /s/ Brian Kerrane
Name: Brian Kerrane
Title: Vice President

APPENDIX A
List of Funds to which the Agreement Applies
Acquiring Funds
Neuberger Berman Alternative Funds;
Neuberger Berman Equity Funds;
Neuberger Berman Income Funds ;
Neuberger Berman Advisors Management Trust; and
Neuberger Berman ETF Trust,
each on behalf of each of their current and future series
.

Acquired Funds
WisdomTree ETFs
DOMESTIC EQUITY ETFs
CORE
	Large Cap	Ticker	Exp. Ratio %
U.S. LargeCap		EPS	0.08
U.S. Quality Dividend Growth		DGRW	0.28
U.S. Multifactor		USMF	0.28
	Mid & Small Cap	Ticker	Exp. Ratio %
U.S. MidCap		EZM	0.38
U.S. SmallCap		EES	0.38
U.S. SmallCap Quality Dividend Growth		DGRS	0.38
 VALUE
	Large Cap	Ticker	Exp. Ratio %
U.S. LargeCap Dividend		DLN	0.28
U.S. Total Dividend		DTD	0.28
U.S. High Dividend		DHS	0.38
U.S. AI Enhanced Value		AIVL	0.38
U.S. Value		WTV	0.12

	Mid & Small Cap	Ticker	Exp. Ratio %
U.S. MidCap Dividend		DON	0.38
U.S. SmallCap Dividend		DES	0.38
 GROWTH
	Large Cap	Ticker	Exp. Ratio %
Growth Leaders		PLAT	0.20
U.S. Growth & Momentum		WGRO	0.55
 EMERGING MARKETS EQUITY ETFs

	Emerging Markets	Ticker	Exp. Ratio %
Emerging Markets High Dividend		DEM	0.63
Emerging Markets Quality Dividend Growth		DGRE	0.32
Emerging Markets Multifactor		EMMF	0.48
Emerging Markets SmallCap Dividend		DGS	0.58
	Regional/Single Country	Ticker	Exp. Ratio %
India Earnings		EPI	0.84
INTERNATIONAL EQUTIY ETFs

	International	Ticker	Exp. Ratio %
International Equity		DWM	0.48
International Multifactor		DWMF	0.38
Dynamic Currency Hedged International Equity		DDWM	0.40
International LargeCap Dividend		DOL	0.48
International AI Enhanced Value		AIVI	0.58
International High Dividend		DTH	0.58
International Hedged Quality Dividend Growth		IHDG	0.58
International Quality Dividend Growth		IQDG	0.42
	International Mid & Small Cap	Ticker	Exp. Ratio %
International SmallCap Dividend		DLS	0.58
Dynamic Currency Hedged International SmallCap Equity		DDLS	0.48
International MidCap Dividend		DIM	0.58
	Global	Ticker	Exp. Ratio %
Global ex-U.S. Quality Dividend Growth		DNL	0.42
Global High Dividend		DEW	0.58
Global ex-U.S. Real Estate		DRW	0.58
	Regional/Single Country	Ticker	Exp. Ratio %
Japan Hedged Equity		DXJ	0.48
Europe Hedged Equity		HEDJ	0.58
Europe Quality Dividend Growth		EUDG	0.58
Germany Hedged Equity		DXGE	0.48
	Regional/Single Country Small Cap	Ticker	Exp. Ratio %
Japan SmallCap Dividend		DFJ	0.58
Japan Hedged SmallCap Equity		DXJS	0.58
Europe SmallCap Dividend		DFE	0.58
Europe Hedged SmallCap Equity		EUSC	0.58
ESG ETFs

	Ticker	Exp. Ratio %
U.S. ESG	RESP	0.28
Emerging Markets ESG	RESE	0.32
International ESG	RESD	0.30
Emerging Markets ex-State-Owned Enterprises	XSOE	0.32
China ex-State-Owned Enterprises	CXSE	0.32
India ex-State-Owned Enterprises	IXSE	0.58
FIXED INCOME ETFs

Strategic Core	Ticker	Exp. Ratio %

Yield Enhanced U.S. Aggregate Bond	AGGY	0.12
Yield Enhanced U.S. Short-Term Aggregate Bond	SHAG	0.12
Mortgage Plus Bond	MTGP	0.45
	Short Term Government	Ticker	Exp. Ratio %
Floating Rate Treasury		USFR	0.15
	Interest Rate Strategies	Ticker	Exp. Ratio %
Interest Rate Hedged U.S. Aggregate Bond		AGZD	0.23
Interest Rate Hedged High Yield Bond		HYZD	0.43
	Credit	Ticker	Exp. Ratio %
U.S. Corporate Bond		WFIG	0.18
U.S. Short-Term Corporate Bond		SFIG	0.18
U.S. High Yield Corporate Bond		WFHY	0.18
	Emerging Markets	Ticker	Exp. Ratio %
Emerging Markets Local Debt		ELD	0.55
Emerging Markets Corporate Bond		EMCB	0.60
	Currency Strategies	Ticker	Exp. Ratio %
Emerging Currency Strategy		CEW	0.55
Bloomberg U.S. Dollar Bullish		USDU	0.51
Chinese Yuan Strategy		CYB	0.45
 ALTERNATIVE ETFs
	Managed Futures	Ticker	Exp. Ratio %
Managed Futures Strategy		WTMF	0.65

	Option-Based	Ticker	Exp. Ratio %
CBOE S&P 500 PutWrite Strategy		PUTW	0.44

	Commodity	Ticker	Exp. Ratio %
Enhanced Commodity Strategy1		GCC	0.55

	Credit	Ticker	Exp. Ratio %
Alternative Income*		HYIN	3.20

	Target Range	Ticker	Exp. Ratio %
Target Range		GTR	0.70

CAPITAL EFFICIENT ETFs

	Core	Ticker	Exp. Ratio %
U.S. Efficient Core2		NTSX	0.20
International Efficient Core		NTSI	0.26
Emerging Markets Efficient Core		NTSE	0.38

1 Prior to 12/21/2020, the ticker symbol GCC was used for an Exchange Traded Commodity Pool trading under a different name and strategy.
2 Formerly WisdomTree 90/60 U.S. Balanced Fund.
* This Fund operates as a Fund-of-Funds and is not covered under WisdomTree’s 12(d)(1) exemptive relief or Rule 12d1-4.

	Tactical	Ticker	Exp. Ratio %
Efficient Gold Plus Gold Miners Strategy		GMDN	0.45
MEGATRENDS

	Ticker	Exp. Ratio %
Cloud Computing	WCLD	0.45
Cybersecurity	WCBR	0.45
BioRevolution	WDNA	0.45
Artificial Intelligence and Innovation	WTAI	0.45